Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Brooke Corporation on Form S-1, of our report dated March 4, 2005, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Summers, Spencer & Callison, CPAs, Chartered

Summers, Spencer & Callison, CPAs, Chartered

Topeka, KS

April 21, 2005